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Exhibit 99.4

        NOTICE OF WITHDRAWAL

American Equity Investment Life Holding Company

Offer to Exchange Cash and Common Stock
For Any and All of Our 5.25% Contingent Convertible Senior Notes due 2029
(CUSIP No. 025676AH0)
(the "Notes")

Pursuant to the Prospectus dated August 23, 2013

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF OCTOBER 21, 2013 UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY THE COMPANY.

        The undersigned acknowledges receipt of this Letter of Transmittal (this "Letter of Transmittal") and the Prospectus, dated August 23, 2013 (the "Prospectus" and together with this Letter of Transmittal, as the same may be amended and supplemented from time to time, the "Offer Documents"), constituting an offer (the "Exchange Offer") by American Equity Investment Life Holding Company, an Iowa corporation (the "Company"), to purchase any and all outstanding Notes on the terms and subject to the conditions set forth in the Offer Documents. Upon the terms and subject to the conditions of the Exchange Offer, holders of Notes who validly tender and do not validly withdraw their Notes on or prior to 12:00 midnight, New York City time, at the end of the Expiration Date, will receive, for each $1,000 principal amount of Notes accepted for exchange, offer consideration (the "Offer Consideration") with a value equal to (i) $159.38 plus (ii) ninety-five percent (95%) of the product of the Average VWAP (as defined herein) multiplied by 104.4932 (the "Offer Consideration"). The Offer Consideration will be paid by a cash payment of up to $1,500 per $1,000 principal amount of Notes accepted for exchange in the Exchange Offer. In the event that the Offer consideration exceeds $1,500, the Offer Consideration will be paid by delivery of (i) a cash payment of up to $1,500 per $1,000 principal amount of Notes accepted for exchange in the Exchange Offer and (ii) a number of shares of our common stock equal to the quotient of total value of the Offer Consideration less the $1,500 cash payment, divided by the Average VWAP. For the avoidance of doubt, the Offer Consideration per $1,000 principal amount of Notes will consist of:

  (i)
  $1,500 in cash, plus

  (ii)
  A number of shares of our Class A common stock equal to:

(Total value of Offer Consideration per $1,000 principal amount of Notes—$1,500) Average VWAP

        Cash will be paid in lieu of fractional shares on the settlement date based upon the Average VWAP. In no event will the total value of the Offer Consideration paid in the Exchange Offer be less than $1,500 per $1,000 principal amount of Notes accepted for exchange in the Exchange Offer. In addition, holders will receive in respect of their Notes that are accepted for purchase accrued and unpaid interest on such Notes to, but excluding, the settlement date. All amounts payable pursuant to the Exchange Offer will be rounded to the nearest cent. For further information regarding the calculation of the purchase price and for calculations of illustrative purchase prices, see "The Exchange Offer—Principal Amount of Notes; Price" in the Prospectus.

        Questions and requests for assistance relating to the procedures for tendering Notes and requests for additional copies of the Prospectus and the Letter of Transmittal may be directed to Global Bondholder Services Corporation, as the information agent and the exchange agent for the Exchange Offer (the "Information Agent" or the "Exchange Agent") at its address and telephone numbers listed on the back cover of the Prospectus. Questions regarding the Exchange Offer may also be directed to J.P. Morgan Securities LLC and Raymond James & Associates, Inc., the dealer managers for the Exchange Offer (the "Dealer Managers") at their addresses and telephone numbers listed on the back cover of the Prospectus.

        All withdrawals of the Notes previously tendered in the Exchange Offer must comply with the procedures described under "The Exchange Offer—Withdrawal Rights" in the Prospectus.

        The undersigned has identified in the table below the Notes that are being withdrawn from the Exchange Offer.

DESCRIPTION OF NOTES TO BE WITHDRAWN
5.25% Contingent Convertible Senior Notes Due 2029
(CUSIP No. 025676AH0)

Principal amount of Notes to be Withdrawn:	$

Date(s) such Notes were tendered:

        This form should only be used for withdrawals of Notes delivered through DTC if the undersigned needs to withdraw Notes on the Expiration Date and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such Notes.

        A DTC participant withdrawing Notes should fill out and sign this form and then fax it to the Exchange Agent, at its fax number listed on the back cover of the Prospectus. Immediately after faxing this form, the DTC participant should telephone the Exchange Agent at its telephone number listed on the back cover of the Prospectus to confirm receipt and discuss any other steps it may need to take.

        This form must be signed below by the applicable DTC participant as its name appears on a security position listing showing such DTC Participant as the owner of the Notes being tendered. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name of DTC Participant:

DTC Participant Number:

Account Number(s):

Signature(s):

Capacity (Full Title):

Address (and Zip Code):

Telephone Number:

TIN or SSN:

Transaction Code Number:

Date:

        All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all withdrawals of tenders of Notes will be determined by the Company in its sole discretion. The Company's determination will be final and binding. The Company and Global Bondholder Services Corporation, the Exchange Agent for the Exchange Offer, reserve the absolute right to reject any or all attempted withdrawals of Notes that are not in proper form or the acceptance of which would, in the Company's judgment or in the judgment of the Exchange Agent or its counsel, be unlawful. The Company and the Exchange Agent also reserve the right to waive any defects, irregularities or conditions of a withdrawal as to particular Notes. A waiver of any defect or irregularity with respect to the withdrawal of any Note shall not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other Notes except to the extent the Company may otherwise so provide. Withdrawals of Notes shall not be deemed to have been made until any defects or irregularities have been waived by the Company or cured. None of the Company, its management, its Board of Directors, the Dealer Managers, the Exchange Agent, Global Bondholder Services Corporation, the Information Agent for the Exchange Offer, or any other person will be under any duty to give notification of any defect or irregularity in any withdrawal of Notes, or will incur any liability to any holder for failure to give any such notification.

        NONE OF THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE DEALER MANAGERS, THE EXCHANGE AGENT OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO ANY HOLDER OF NOTES AS TO WHETHER TO TENDER ANY NOTES. NONE OF THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE DEALER MANAGERS, THE EXCHANGE AGENT OR THE INFORMATION AGENT HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THE PROSPECTUS OR IN THE LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION OR GIVES ANY SUCH INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY THE COMPANY, ITS MANAGEMENT, ITS BOARD OF DIRECTORS, THE DEALER MANAGERS, THE EXCHANGE AGENT OR THE INFORMATION AGENT.

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  Exhibit 99.4
American Equity Investment Life Holding Company Offer to Exchange Cash and Common Stock For Any and All of Our 5.25% Contingent Convertible Senior Notes due 2029 (CUSIP No. 025676AH0) (the "Notes") Pursuant to the Prospectus dated August 23, 2013